UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 19, 2006
TRM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-19657 (Commission File Number)	93-0809419 (IRS Employer Identification No.)
5208 N.E. 122nd Avenue
Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)
(503) 257-8766
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On January 19, 2006, TRM Corporation issued a press release announcing that it has engaged Allen & Company to advise the Strategic Transactions Committee of the Company’s Board of Directors in its consideration of strategic alternatives available to the Company to enhance shareholder value.
     The Company also announced that it expects to expense in the fourth quarter of 2005 certain costs related to its potential acquisition of the Travelex ATM portfolio in the United Kingdom, including a 1.5 million pound escrow and other professional and advisory fees.
     A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM Corporation Registrant
Date: January 20, 2006	By:	/s/ Daniel E. O'Brien
Daniel E. O'Brien
Chief Financial Officer

EXHIBIT INDEX
     The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.	Description
99.1*	Press Release dated January 19, 2006, announcing that TRM Corporation has engaged Allen & Company to advise the Strategic Transactions Committee of the Company’s Board of Directors in its consideration of strategic alternatives available to the Company to enhance shareholder value.

The Company also announced that it expects to expense in the fourth quarter of 2005 certain costs related to its potential acquisition of the Travelex ATM portfolio in the United Kingdom, including a 1.5 million pound escrow and other professional and advisory fees.

*	Filed electronically herewith.

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